SEVENTH AMENDMENT TO WISDOMTREE TRUST FUND OF FUNDS INVESTMENT AGREEMENT
This seventh amendment (the “Amendment”) to the WisdomTree Trust Fund of Funds Investment Agreement dated January 19, 2022 (the “Agreement”), by and between WisdomTree Trust (the “Trust”), on behalf of each of its current and future series, severally and not jointly (each, an “Acquired Fund”); and GPS FUNDS I and GPS FUNDS II, on behalf of each of its respective current and future series set forth on Appendix A of the Agreement, severally and not jointly (each, an “Acquiring Fund”), is entered into as of May 19, 2025 (the “Effective Date”).
WHEREAS, the Parties desire to amend Appendix A of the Agreement to reflect the addition of a new Fund, as described below; and
WHEREAS, Section 6(b) of the Agreement requires that amendments to the Agreement be made in writing and executed by all parties.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
1.Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.Exhibit A of the Agreement is hereby deleted and replaced in its entirety with Exhibit A attached hereto to reflect the addition of WisdomTree Core Laddered Municipal Fund and WisdomTree Income Laddered Municipal Fund.

3.Except as expressly amended hereby, all of the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.
Signature Page Follows

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed as of the Effective Date.

WISDOMTREE TRUST
By:	/s/ Jonathan Steinberg
Name:	Jonathan Steinberg
Title:	President

GPS FUNS I
By:	/s/ Patrick Young
Name:	Patrick Young
Title:	Treasurer

GPS FUNS II
By:	/s/ Patrick Young
Name:	Patrick Young
Title:	Treasurer

APPENDIX A

List of Funds to which the Agreement Applies

Acquiring Funds
GPS Funds I
GuideMark Large Cap Core Fund
GuideMark Emerging Markets Fund
GuideMark Small/Mid Cap Core Fund
GuideMark World ex-US Fund
GuideMark Core Fixed Income Fund

GPS Funds II
GuidePath Growth Allocation Fund
GuidePath Conservative Allocation Fund
GuidePath Tactical Allocation Fund
GuidePath Absolute Return Allocation Fund
GuidePath Multi-Asset Income Allocation Fund
GuidePath Flexible Income Allocation Fund
GuidePath Conservative Income Fund
GuidePath Income Fund
GuidePath Growth and Income Fund

LARGE CAP
Fund Name	Ticker	Exp. Ratio%
U.S. Large Cap	EPS	0.08
U.S. Quality Dividend Growth	DGRW	0.28

MID & SMALL CAP
Fund Name	Ticker	Exp. Ratio%
U.S. MIdCap	EZM	0.38
U.S. Small Cap	EES	0.38
U.S. SmallCap Quality Dividend Growth	DGRS	0.38
U.S. Multifactor	USMF	0.28

VALUE - LARGE CAP
Fund Name	Ticker	Exp. Ratio%
U.S. Large Cap Dividend	DLN	0.28
U.S. Total Dividend	DTD	0.28
U.S. High Dividend	DHS	0.38
U.S. AI Enhanced Value	AIVL	0.58

VALUE - MID & SMALL CAP
Fund Name	Ticker	Exp. Ratio%
U.S. MIdCap Dividend	DON	0.38
U.S. Small Cap Dividend	DES	0.38

GROWTH - LARGE CAP
Fund Name	Ticker	Exp. Ratio%
U.S. Quality Growth	QGRW	0.28

GROWTH - MID & SMALL CAP
Fund Name	Ticker	Exp. Ratio%
U.S. MIdCap Qualitty Growth	QMID	0.38
U.S. Small Cap Quality Grpowth	QSML	0.38

INTERNATIONAL EQUITY ETFs
INTERNATIONAL
Fund Name	Ticker	Exp. Ratio%
International Equity	DWM	0.48
International Multifactor	DWMF	0.38
Dynamic International Equity	DDWM	0.40
International LargeCap Dividend	DOL	0.48
International AI Enhanced Value	AIVI	0.58
International High Dividend	DTH	0.58
International Hedged Quality Dividend Growth	IHDG	0.58
International Quality Dividend Growth	IQDG	0.42

INTERNATIONAL MD & SMALL CAP
Fund Name	Ticker	Exp. Ratio%
International SmallCap Dividend	DLS	0.58
Dynamic International SmallCap Equity	DDLS	0.58
International MidCap Dividend	DIM	0.58

GLOBAL
Fund Name	Ticker	Exp. Ratio%
Global ex-U.S. Quality Dividend Growth	DNL	0.42
Global High Dividend	DEW	0.58

REGONAL / SINGLE COUNTRY
Fund Name	Ticker	Exp. Ratio%
Japan Hedged Equity	DXJ	0.48
Europe Hedged Equity	HEDJ	0.58
Europe Quality Dividend Growth	EUDG	0.58

REGONAL / SINGLE COUNTRY SMALL CAP
Fund Name	Ticker	Exp. Ratio%
Japan SmallCap Dividend	DFJ	0.58
Japan Hedged SmallCap Equity	DXJS	0.58
Europe SmallCap Dividend	DFE	0.58
Europe Hedged SmallCap Equity	EUSC	0.58

EMERGING MARKETS EQUITY ETFs
EMERGING MARKETS
Fund Name	Ticker	Exp. Ratio%
Emerging Markets High Dividend	DEM	0.63
Emerging Markets Quality Dividend Growth	DGRE	0.32
Emerging Markets SmallCap Dividend	DGS	0.63
Emerging Markets Multifactor	EMMF	0.48

Emerging Markets Ex-China	XC	0.32
Emerging Markets ex-State-Owned Enterprises	XSOE	0.32

REGIONAL/SINGLE COUNTRY
Fund Name	Ticker	Exp. Ratio%
China ex-State-Owned Enterprises	CXSE	0.32
India Earnings	EPI	0.87
India Hedged Equity	INDH	0.63

FIXED INCOME ETFs
STRATEGIC CORE/ CORE PLUS
Fund Name	Ticker	Exp. Ratio%
Yield Enhanced U.S. Aggregate Bond	AGGY	0.12
Interest Rate Hedged U.S. Aggregate Bond	AGZD	0.23
Yield Enhanced U.S. Short-Term Aggregate Bond	SHAG	0.12
Voya Yield Enhanced USD Universal Bond	UNIY	0.15

GOVERNMENT STRATEGIES
Fund Name	Ticker	Exp. Ratio%
Floating Rate Treasury	USFR	0.15
7-10 Year Laddered Treasury	USIN	0.15
1-3 Year Laddered Treasury	USSH	0.15

MUNICIAL BONDS
Fund Name	Ticker	Exp. Ratio%
Core Laddered Municipal	WTMU	0.25
High Income Laddered Municipal	WTMY	0.35

SECURITIZED SECTOR
Fund Name	Ticker	Exp. Ratio%
Mortgage Plus Bond	MTGP	0.45

CREDIT
Fund Name	Ticker	Exp. Ratio%
Interest Rate Hedged High Yield Bond	HYZD	0.43
U.S. Short-Term Corporate Bond	QSIG	0.18
U.S. Corporate Bond	QIG	0.18
U.S. High Yield Corporate Bond	QHY	0.38

EMERGING MARKETS
Fund Name	Ticker	Exp. Ratio%
Emerging Markets Local Debt	ELD	0.55
Emerging Markets Corporate Bond	EMCB	0.60

CURRENCY STRATEGIES
Fund Name	Ticker	Exp. Ratio%
Emerging Currency Strategy	CEW	0.55
Bloomberg U.S. Dollar Bullish	USDU	0.50

ALTERNATIVES ETFs
MANAGED FUTURES
Fund Name	Ticker	Exp. Ratio%
Managed Futures Strategy	WTMF	0.65

OPTION-BASED
Fund Name	Ticker	Exp. Ratio%
Target Range	GTR	0.70
Equity Premium Income	WTPI	0.44

COMMODITY
Fund Name	Ticker	Exp. Ratio%
Enhanced Commodity Strategy	GCC	0.55

CAPITAL EFFICIENT ETFs
CORE
Fund Name	Ticker	Exp. Ratio%
U.S. Efficient Core	NTSX	0.20
International Efficient Core	NTSI	0.26
Emerging Markets Efficient Core	NTSE	0.32
Efficient Gold Plus Equity Strategy	GDE	0.20

TACTICAL
Fund Name	Ticker	Exp. Ratio%
Efficient Gold Plus Gold Miners Strategy	GDMN	0.45

MEGATREND ETFs

Fund Name	Ticker	Exp. Ratio%
Battery Value Chain and Innovation	WBAT	0.45
Cloud Computing	WCLD	0.45
Cybersecurity	WCBR	0.45
BioRevolution	WDNA	0.45
Artificial Intelligence and Innovation	WTAI	0.45